                                                                   Exhibit 10.14

                                REAL ESTATE LEASE


LANDLORD:           PAULA GRUNDSTUCKSVERWALTUNGSGESELLSCHAFT
                    mbH & CO. VERMIETUNGS-KG
                    AUGUSTAANLAGE 33
                    68165 MANNHEIM

TENANT:             VARTA GERATEBATTERIE GmbH
                    DAIMLERSTRASSE 1
                    73479 ELLWANGEN


                                    Section 1
                              CONTRACT INFORMATION

1.      LEASED PROPERTY

1.1     Land

        Rohlingen Land Register, Ellwangen (Jagst) Local Court District, Page 5832, Local Subdistrict: Rohlingen, Municipality: 73479 Ellwangen,
        Street: Veit-Hirschmann-Str. 8:

        a)   Cadaster Neunheim NO 4372, Lot 566 at 21,480 m POWER OF 2

        b)   Cadaster Neunheim NO 4372, Lot 566/2 at 8,150 m POWER OF 2

1.2     Building with grounds

        Ground-floor and upper-floor storage area with office and communal areas

1.3     Movable property

        The movable property and operating equipment located on this land are not included in this lease. Leasing of these items is covered in a separate agreement.

1.4     Landlord's lease with E-Plus

        Tenant is aware of Landlord's lease with E-Plus Mobilfunk GmbH of Dusseldorf for the roof area of the leased property. The former owner of the leased property, Mr. Helmut Rommel of Ellwangen, terminated this lease on December 31, 2002. Landlord assumes no liability for the effectiveness of this termination and the timely vacating of the property. Tenant hereby permits all actions necessary to fulfill obligations under this lease.

                                                                      [initials]

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2.      TERM OF LEASE

        The binding basic term of lease is 21 years.

3.      PRELIMINARY TOTAL INVESTMENT COSTS - TIC -

                                                              IN EUROS

        Land:                                               944,473.00
        Building:                                         8,938,656.00
        Collateral costs of purchase / Miscellaneous:       500,000.00
                                                         -------------
        Total:                                           10,383,129.00
                                                         =============

4.      PAYMENTS

4.1     omitted
4.2     omitted

4.3     During the term of lease, per month
        -Rent: -preliminary:       see Appendix 1
        -Administrative costs:     EURO 2,982.00
        -Ancillary costs as incurred

        Rent payments will foreseeably be adjusted 10 years after the start of the interest rate guarantee.

5.      SALES TAX

5.1     Landlord shall exercise the taxability option in accordance with
        Section 9 of the Sales Tax Act, shall charge the currently applicable sales tax for all taxable payments, including those for which taxability is subsequently determined, and shall invoice these amounts separately. This includes, for example, rent and advance rent payments, transaction fee, administrative costs, and ancillary costs.

5.2 Tenant guarantees to Landlord that he or another user is using or intends to use the leased property as defined by Section 9, Paragraph 2 of the Sales Tax Act exclusively for sales that do not preclude deduction of input tax. Tenant agrees to maintain for Landlord, if necessary, a full and complete documentation of all original sales transacted on or with the leased property. If Tenant or another user deriving his right of use directly or indirectly from Tenant does not use the leased property exclusively for sales that do not preclude the deduction of input tax, and if Landlord must therefore return reimbursed input tax in full or in part to the tax authorities, or if Landlord does not receive payments of input tax for this reason, then Landlord shall have the option of choosing whether he wishes to be reimbursed by Tenant for the resulting loss in input tax or whether he will adapt the rent payments to the higher total investment costs (TIC).

                                                                      [initials]

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                                    Section 2
                                 LEASED PROPERTY

1. The leased property is in a functional and usable condition, and is hereby acknowledged as such by Tenant, who already has possession of the leased property. Any renovation or expansion work must be agreed upon separately as necessary.

                                    Section 3
                BEGINNING OF TERM OF LEASE/TRANSFER OF POSSESSION

1.      The term of lease shall begin on September 1, 2001.

                                    Section 4
                         TOTAL INVESTMENT COSTS ("TIC")

1. The TIC include all costs of procurement, manufacturing costs, and all other capitalizable costs of the leased property (including any non-deductible input tax as well as costs necessary for removing existing contaminants). The TIC also include all costs for construction financing, unless otherwise regulated under Section 6.

2.      The TIC shall form the basis for calculating the payments listed in
        Section 1 Item 4.

3. The current calculation of the TIC is preliminary. The final TIC shall be reported to Tenant after the final calculation.

4. If the actual TIC are lower than the preliminary TIC, then Tenant shall reimburse Landlord for any costs incurred from the failure to make use of financing funds provided, so long as the financing funds are provided in consultation with Tenant with respect to the guarantee of the financing interest rate.

5. If the actual TIC are higher than the preliminary TIC, then Landlord and Tenant shall first jointly attempt to obtain a corresponding increase in financing. If this is not possible, and if no other mutually agreeable solution is reached between Landlord and Tenant, then Landlord may demand that Tenant a make a non-recurring advance rent payment equal to the amount that the preliminary TIC are exceeded. This advance rent payment shall not bear interest, and shall be offset as rent in equal amounts over the term of lease pursuant to Section 1 Item 4.3. A repayment of these advance rent payments is precluded, particularly in the event of preliminary termination pursuant to Section 14 Items 2 and 3.

                                                                      [initials]

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                                    Section 5
                                    PAYMENTS

1.      BASIS OF CALCULATION

        Until the final TIC are calculated, the preliminary TIC shall form the basis for rent payments, transaction fee, and administrative costs. Once the final TIC are calculated, the payments to be made, including credits for previous payments, shall be recalculated retroactive to the beginning of the term of lease.

        If the basis of calculation changes, then all payment obligations shall change accordingly.

2.      RENT PAYMENTS

        Rent shall be due on the 25th day of the current month for each calendar month. If the term of lease begins within a calendar month, then rent must be paid proportionally for that month.

3.      OTHER PAYMENT OBLIGATIONS

3.1     The transaction fee shall be waived.

3.2 Administrative costs shall be billed on a monthly basis. They shall be charged beginning with the signing of the lease, and shall be due on the 25th day of the current month for each calendar month. The administrative costs shall increase each year by 1.5% of the previous year's amount. The first increase shall take place on January 1 of the second year following the signing of the lease.

3.3 The remaining payments stipulated in Section 1 Item 4 shall be due upon presentation of invoice.

4.      ADJUSTMENT

        At the time of the adjustment, Landlord shall negotiate the financing interest rate with his financial institution. The rent amounts to be paid by Tenant shall be recalculated using the same calculation method as that used for the original rent and taking the negotiated financing interest rate into consideration. In this process, Landlord shall also specify the date of the new adjustment in consultation with Tenant and taking the opportunities on the capital markets into consideration.

                                                                      [initials]

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5.      DIRECT DEBITING

        Landlord shall collect all amounts to be paid in conjunction with this lease through direct debit from account No. 1009000 at Commerzbank Aalen, Bank routing No. 614 400 86.

                                    Section 6
                                 ANCILLARY COSTS

1. All costs and charges associated with the leased property and not included in the TIC are ancillary costs. These ancillary costs, which must be borne by Tenant, include in particular the taxes, public charges, insurance costs, and other costs incurred by the leased property and if necessary its financing, e.g. Landlord's costs of acquiring financing (assessment costs, land charge registration costs, and land charge entry costs), costs of necessary legal action, accounting costs, costs of preparing Landlord's annual financial statements, leaseholding taxes, any commercial tax payments by Landlord, all ancillary costs incurred through the signing of land sales agreements and leaseholding agreements, annual costs of property inspections, third-party administrative costs of the leasing company (particularly: auditing costs, Chamber of Commerce and Industry contributions, compensation for the personally liable partner, costs of changes to bylaws), start-up costs, costs for tax consultation, etc., even if they are only incurred subsequently. The leased object was purchased from the prior owner, Mr. Helmut Rommel, as a non-taxable land transfer. If, however, the tax authorities proceed from the assumption of a taxable land transfer, and if Landlord must therefore pay sales tax to Mr. Helmut Rommel, then Tenant must reimburse Landlord upon presentation of evidence for any associated financing costs incurred. Tenant shall further reimburse Landlord for interest payments associated with the purchase of the leased property that Landlord must pay to the seller until the seller's loan obligations to Landesbank Baden-Wurttemberg are discharged.

2. Tenant must pay all operating costs for the leased property resulting from Appendix 3 to Section 27 Paragraph 1 of the Ordinance on Housing Computations (Second Computation Ordinance) as amended.

3. Tenant shall pay the ancillary costs directly in his own name, and shall obtain the necessary approvals to do so from the payment recipients and/or shall enter into the necessary agreements in his own name to the extent possible. If this is not possible for legal or practical reasons, then Tenant shall reimburse Landlord immediately upon demand for the ancillary costs.

4. Landlord agrees to provide evidence to Tenant for ancillary costs that Landlord incurs directly.

                                                                      [initials]

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                                    Section 7
                               PAYMENT MODALITIES

1. Landlord may at his discretion offset payments received from Tenant with all outstanding obligations of Tenant under this lease.

2. If Tenant is in arrears with a rent payment or other payment obligation, then Landlord may demand interest on overdue payments of 5% over the currently applicable discount rate (= base interest rate pursuant to Section 1 Paragraph 1 of the Transitional Law on Discount Rates). Landlord reserves the right to assert additional claims. Tenant's right to provide evidence that Landlord has not incurred damages or that these damages are materially lower shall remain unaffected thereby.

3. The parties shall have a right of offset or withholding only if the claims are uncontested or legally established.


                                    Section 8
                               LANDLORD'S WARRANTY

1. Tenant may derive claims from defects in the leased property if Tenant is not himself responsible for them. In the event of a short-term loss of use for which neither of the contracting parties is responsible, Tenant's obligation to make payment in full on each due date in accordance with Section 5 shall remain unaffected. In the event of a long-term loss of use for which Tenant is not responsible, Tenant may reduce the rent accordingly. Further claims, particularly claims against Landlord for damages, shall be precluded.

2. So long as Tenant remains obligated to payment pursuant to Item 1, Landlord shall assign to Tenant for reasons of fulfillment any warranty and compensation claims against third parties to which Landlord is entitled, i.e. Landlord shall himself bear the risk of enforceability and the value of the assigned claims. If Tenant is responsible for the defect, then he shall bear the risk of enforceability and the value of the assigned claims. Tenant accepts the assignment. Tenant shall assert the assigned claims at his own expense in a timely manner, and shall use the funds received to eliminate defects and improve the utility of the leased property.

3. After taking possession of the leased property, Tenant shall report immediately to Landlord any defects and damage to the leased property.

                                    Section 9
                               REPAIR, MAINTENANCE

1. Tenant shall exercise due care in his use of the leased property, and shall maintain the property at his own expense in a constantly functional condition suitable for use in

                                                                      [initials]

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Page 7 of Real Estate Lease

        accordance with the lease. He shall perform all maintenance, upkeep, and repair work, including cosmetic repairs. In the event of imminent danger, Landlord may have the necessary aforementioned work and repairs performed immediately at the expense of Tenant, or if there is no imminent danger, Landlord may have the work performed after unproductive warnings with a grace period of one month.

        Tenant's obligation for repair shall be waived in the event that the leased property is completely or partially destroyed due to reasons for which Tenant is not responsible (Section 10 Item 3). In the event of glass breakage, Tenant shall be responsible for repair in any case, regardless of whether he is responsible for this breakage.

2. Tenant shall fulfill the respective statutory and official regulations, including those which involve Landlord as the owner (e.g. duty of occupant to make premises safe for persons within the leased areas). Tenant shall directly fulfill structural and operational requirements at his own expense.

3. Tenant shall indemnify Landlord against claims from third parties that arise during the term of this lease in association with the leased property, so long as Tenant is responsible for such claims and Landlord is not responsible for the occurrence of the claim.

4. Landlord or one of his authorized agents must be granted unhindered access to the leased property at appropriate times of day with advance notice.

                                   Section 10
                                  RISK OF LOSS

1. The statutory regulations regarding rent abatement or the ending of the obligation to pay rent shall apply in the event of the accidental loss or the partial or complete destruction of the leased property for which Tenant is not responsible, or long-term loss of use for which Tenant is responsible. In this case, either party may demand premature termination of the lease; this shall not apply, however, if the destruction is only partial.

        In cases other than those specified in Paragraph 1, Sentence 1, Tenant shall make all payments under this lease, regardless of the condition and functioning of the leased property.

2. If Tenant is responsible for the complete or partial loss or destruction of the leased property, or the long-term loss of use, then in the event of imminent danger, Landlord shall immediately have the right to perform the necessary measures to make the premises safe for persons within the leased property at Tenant's expense, or if there is no imminent danger, Landlord may perform such measures after unproductive warnings with a grace period of one month. In other respects, Tenant must notify Landlord in writing within an appropriate period after the occurrence of such an event:

2.1 if he wishes to restore the condition in accordance with the lease by rebuilding the leased

                                                                      [initials]

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        property in consultation with Landlord, or replacing it with a structure that is of the same type or of equal value, or by repairing the damage. If Landlord receives compensation payments from third parties (parties who caused the damage, insurance companies, etc.), then he shall make these available for restoration of the leased property to a condition equivalent to that when the damage occurred. If the compensation payments are insufficient for restoration, then Tenant shall bear the additional costs. Tenant shall bear the risks and dangers of reconstruction.

2.2 if he demands the premature termination of the lease. Tenant has the right to premature termination in these cases only if he simultaneously agrees to make the payments pursuant to Section 14 Item 5, and the reconstruction of the leased property is not required due to other obligations of Landlord (e.g. official requirements).

        Following premature termination, Landlord must sell the leased property. Once the sale is complete, Landlord shall return to Tenant any compensation payments paid by third parties as well as the earnings from the sale up to the amount of the payments made pursuant to Section 14
        Item 5.

3. Tenant shall be responsible for his own negligence, the negligence of his vicarious agents, as well as circumstances that fall within the scope of risk for his company. This shall apply in particular for damage caused by Tenant, his employees, his customers, or third parties employed by him, as well as a material worsening of his financial situation. Tenant shall not be responsible for circumstances whose risk of occurrence were not significantly increased by the operations of the company (original property risk).

                                   Section 11
                               INSURANCE COVERAGE

1. Following consultation with Tenant, Landlord shall purchase typical insurance coverage for the industry (all-risk insurance, including loss of rent insurance) for the leased property. The insurance premiums are ancillary costs, Section 6.

3.[sic] Tenant shall provide evidence to Landlord of an adequate employers' liability insurance policy purchased at his own expense, as well as adequate business interruption insurance and other business insurance policies, and shall ensure that Landlord is included as an additional insured party in each of the insurance policies. Landlord is aware of the current insurance policies and acknowledges them as adequate.

3. Tenant shall immediately report to the insurance company and to Landlord any noteworthy damage that occurs to the leased property, and shall address the damage in consultation with Landlord.

                                                                      [initials]

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                                   Section 12
         FIXTURES AND FITTINGS, MODIFICATIONS, ADVERTISING INSTALLATIONS

1. Tenant may install fixtures and fittings, undertake improvements, and install advertising signs in the leased property with Landlord's consent and within the scope of official regulations. Landlord's consent may be denied only for good cause. This consent is considered granted for existing fixtures and fittings. Fixtures, fittings, and improvements that are material components of the leased property shall become the property of Landlord without compensation.

        Tenant may remove such fixtures, fittings, and improvements so long as he restores the original condition of the property. At the end of the lease, Landlord may demand that Tenant remove the fixtures and fittings and restore the original condition at Tenant's expense.

2. Landlord's prior written consent shall be required for structural changes or changes in use of the leased property. This consent may be denied only for good cause. Because definitive renovation/improvement measures with a total investment volume of approximately EURO 4 million are planned at the time that the lease is signed, permission is considered granted.

                                   Section 13
                                   SUBLETTING

        The leased property may be subleased only with Landlord's consent, which may be denied only for good cause. Landlord may demand that he be given copies of the sublease agreements. Tenant hereby assigns his current and future claims from the sublease agreements to Landlord by way of security. Landlord hereby accepts this assignment.

        Upon demand by Landlord, Tenant shall require the subtenant to purchase insurance protection and provide evidence of such insurance.

                                   Section 14
                                   TERMINATION

1. This lease shall end upon expiration of the term of lease. Prior to that date, the lease may be terminated only for good cause.

2. Both parties shall have the right to terminate for good cause in particular if

2.1 the purchase of the leased property is impossible, not initiated, excessively delayed, or permanently abandoned,

2.2 one of the parties acts in material breach of provisions of the lease despite warning, or fails to eliminate the results of material breach of contract within an appropriate period.

                                                                      [initials]

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Page 10 of Real Estate Lease

3.      Landlord may terminate the lease for good cause in particular if

3.1 Tenant is in arrears with his payment obligations from this lease in the amount of at least two monthly rent payments, or in the amount of one quarterly payment if payments are made on a quarterly basis; a warning of termination must be sent with a grace period of two weeks;

3.2 Tenant suffers a material worsening of his financial circumstances, in particular if the bank financing the leased property ceases its financing of the leased property at this time, or if Tenant is threatened by insolvency or excessive debt, or if a petition to initiate insolvency proceedings has been rejected or initiation of the proceedings has been refused;

3.3 Tenant changes his legal form through conversion without Landlord's consent or abandons his domestic registered office, or if a shareholder leaves Tenant's company or a co-obligor company;

3.4 the stipulated collateral has not been made completely available, or the security provider violates special duties to which he is subject under the separate security agreements or mortgage deeds.

3.5     Tenant fails to fulfill his duty to provide information as specified in
        Section 15.

4. If Landlord terminates the lease prior to transfer of possession of the leased property (Section 3), and if Tenant is responsible for the grounds for termination (Section 10 Item 3), then Tenant must pay compensation for damages. These also include costs resulting from the failure to use the financing funds provided and the costs for non-recurring or recurring expenses incurred by Landlord (e.g. for real estate). Landlord shall charge a flat processing fee of 2% of the preliminary TIC pursuant to Section 1 Item 3 for his own costs associated with the transaction. Landlord may also take further necessary construction measures at Tenant's expense as Landlord deems necessary for an economical sale of the leased property.

5. If Landlord terminates the lease after transfer of possession of the leased property (Section 3), and if Tenant is responsible for the grounds for termination (Section 10 Item 3), then Landlord may demand that Tenant immediately pay compensation for damages in the following amounts:

5.1 The cash value of all payments due pursuant to Section 5 until the end of the term of lease, plus

5.2 The cash value of the calculated residual value to the end of the term of lease following deduction of amortization from the final TIC allocated in the annual rent payments.

5.3 Deduction of unaccrued interest shall be based upon the financing conditions applicable for Landlord at the end of the lease.

                                                                      [initials]

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        The amount of compensation shall be increased by the amount of a prematurity compensation charge incurred by Landlord for the premature return of the financing funds.

6. The earnings from the sale of the leased property, minus the selling costs, shall be credited to the compensatory payments made in accordance with Item 4 and Item 5. Previously paid amounts will thus be reimbursed.

7. Upon termination of this lease for any reason, Tenant must immediately vacate the leased property and return it to Landlord in a condition in compliance with the lease.

        Tenant agrees to surrender the property to Landlord in a condition free of contaminants. Tenant shall at his own expense submit a certificate to this effect to Landlord as evidence.

        Use of the property by Tenant after the end of the term of lease, even without objection by Landlord, shall not be considered an extension of the lease arrangement.

                                   Section 15
                            PROVISION OF INFORMATION

        Tenant and any co-obligors shall inform Landlord of their legal circumstances as well as their earnings and asset situations, and shall send Landlord each year, within a period of six months from the end of the respective fiscal year, a copy of their certified annual financial statements as well as their management reports if applicable. If preparation of the annual financial statements is delayed, then Tenant shall first send preliminary figures or provide other appropriate information.

        If there is any worsening of his financial circumstances, Tenant must immediately disclose his financial circumstances to Landlord upon demand.

        The documents provided by Tenant may be submitted to third parties for review only for the purpose of financing the leased property.

                                   Section 16
                                FINAL PROVISIONS

1. No verbal agreements have been made. Changes and supplements to this lease must be made in writing. This requirement for written form may be lifted only in writing.

2. Should provisions of this lease be or become null or void, or should the lease contain gaps, then the validity of the remaining provisions shall not be affected thereby. The invalid provisions and the gaps shall be replaced by provisions that best achieve the intended commercial purpose of this lease.

3. This lease shall be subject to and construed in accordance with German law. The venue is Mannheim.

                                                                      [initials]

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4.      Tenant hereby declares that the lease originally signed between
        Mr. Helmut Rommel and VARTA Batterie Aktiengesellschaft on September 29, 1991 has been transferred to Tenant by means of singular succession within the scope of a restructuring. This lease, which was taken over by Paula Grundstucksverwaltungsgesellschaft mbH & Co. Vermietungs-KG as Landlord pursuant to the purchase agreement of August 29, 2001, shall be terminated with the beginning of this real estate lease as stipulated in
        Section 3. The termination of the lease between Mr. Helmut Rommel and VARTA Batterie GmbH does not entitle Paula Grundstucksverwaltungsgesellschaft mbH & Co. Vermietungs-KG to any further claims from this lease, in particular no claims pursuant to
        Section 5 (equalization payment).


Ellwangen, August 29, 2001         Ellwangen, August 29, 2001


[Signature]                        [Signature]
Landlord                           Tenant


Appendix 1 to the Real Estate Lease of August 29, 2001


Between   Paula Grundstucksverwaltungsgesellschaft mbH & Co.
          Vermietungs-KG
                                           - Landlord -

and       VARTA Geratebatterie GmbH
                                            - Tenant -

1. The financing interest rates and their adjustment dates have not yet been established. They must be established no later than the beginning of the term of lease, i.e. upon transfer of possession of the building.

2. The rent shall be calculated on the basis of the complete return of the TIC during the stipulated basic term of lease.

        The financing interest rate shall be derived from the income return indicators published by Bayerische Landesbank on Reuters page "BLB00" based upon the selected guaranteed interest for borrower's note loans/bearer debentures plus a nominal bank surcharge of 0.80% points with a 10-year interest guarantee for the initial interest guarantee. The bank fee shall be 0.60% points at the time that the interest is adjusted, i.e. after 10 years.

        If the infrastructure on the capital markets has changed at the time that the interest is guaranteed, or if there are material statutory and legal changes or changes to the bank's credit issuance guidelines, these changes shall be taken into account accordingly.

3.      Preliminary interest rate/Rent:

        Preliminary interest rate as of July 25, 2001  5.50% per year base interest rate
                                                       0.80% Per year bank surcharge
                                                       ---------------------------------
                                                       6.30% per year total

        Preliminary rent as of July 25, 2001           EURO74,393.80 PER MONTH
                                                       ---------------------------------

                                                                      [initials]

                       SUPPLEMENTAL AGREEMENT NO. 1 TO THE
                      REAL ESTATE LEASE OF AUGUST 29, 2001

LANDLORD:               PAULA GRUNDSTUCKSVERWALTUNGSGESELLSCHAFT
                        mbH & CO. VERMIETUNGS-KG
                        AUGUSTAANLAGE 33
                        68165 MANNHEIM

TENANT:                 VARTA GERATEBATTERIE GmbH
                        DAIMLERSTRASSE 1
                        73479 ELLWANGEN

The following amendments have been made to the real estate lease of August 29, 2001:

Section 4 TOTAL INVESTMENT COSTS ("TIC"), ITEM 1 NOW READS AS FOLLOWS:

    The TIC include all costs of procurement, manufacturing costs, and all other capitalizable costs of the leased property (including any non-deductible input tax as well as costs necessary for removing existing contaminants). The TIC also include all costs for construction financing, as well as all interest payments associated with the purchase of the leased property that Landlord must pay to the seller until the seller's loan obligations to Landesbank Baden-Wurttemberg are discharged, unless otherwise regulated under Section 6.

Section 6 ANCILLARY COSTS, ITEM 1:

    The last sentence of Section 6, Item 1, which reads as follows, shall be deleted without replacement:

    Tenant shall further reimburse Landlord for interest payments associated with the purchase of the leased property that Landlord must pay to the seller until the seller's loan obligations to Landesbank Baden-Wurttemberg are discharged.

The real estate lease of August 29, 2001 plus appendices, attached as a copy, is a material component of this supplemental agreement.

With this supplemental agreement, the real estate lease of August 29, 2001 shall be amended only to the extent reflected by this supplemental agreement.

No further amendments or supplements are agreed.

The contracting parties expressly declare that in all other respects, the real estate lease of August 29, 2001 shall remain valid without modification. Reference is made to this agreement.

Mannheim, NOV. 30, 2001                               Ellwangen, DEC. 20, 2001

[Stamp:] PAULA Grundstucksverwaltungsgesellschaft     VARTA GERATEBATTERIE GmbH
mbH & Co. Vermietungs-KG
68165 Mannheim
[Signature]                                           [Signature]
-----------                                           -----------
Landlord                                              Tenant

                       SUPPLEMENTAL AGREEMENT NO. 2 TO THE
                      REAL ESTATE LEASE OF AUGUST 29, 2001

LANDLORD:               PAULA GRUNDSTUCKSVERWALTUNGSGESELLSCHAFT
                        mbH & CO. VERMIETUNGS-KG
                        AUGUSTAANLAGE 33
                        68165 MANNHEIM

TENANT:                 VARTA GERATEBATTERIE GmbH
                        DAIMLERSTRASSE 1
                        73479 ELLWANGEN


1.      PRELIMINARY STATEMENT

The ground-floor and upper-floor storage area with office and communal areas in the building in Ellwangen was leased to VARTA Geratebatterie GmbH with the real estate lease of August 29, 2001. Structural development work was carried out in the building after the real estate lease was signed. These developments will be included in the lease pursuant to the following arrangements.

The underlying real estate lease of August 29, 2001 with supplement agreement No. 1 of November 30, 2001/Dec. 20, 2001 will merely be supplemented.

2.      SUPPLEMENTS

Section 1 ITEM 2 TERM OF LEASE

The binding basic term of lease for the structural developments begins on October 1, 2002 and ends pursuant to the real estate lease on August 31, 2022.

Section 1 ITEM 3 ADDITIONAL PRELIMINARY TOTAL INVESTMENT COSTS (TIC) OF STRUCTURAL DEVELOPMENTS

Building                                          EURO1,285,000.00
                                                  ----------------
Preliminary TIC of structural developments:       EURO1,285,000.00

The preliminary TIC pursuant to Section 1 Item 3 of the real estate lease of August 29, 2001 shall continue in effect as agreed.

Page 2 of Supplemental Agreement No. 2 to the Real Estate Lease of August 29,
2001

Section 1 ITEM 4 ADDITIONAL PRELIMINARY PAYMENTS FOR STRUCTURAL DEVELOPMENTS DURING THE TERM OF LEASE PER MONTH

-RENT

Parameters:
Preliminary TIC of structural developments    EURO 1,285,000.00
Calculated residual value                     EURO 0
Term                                          October 1, 2002-August 31, 2022
Conventional interest rate                    5.80% per year, fixed until September 30, 2011

Additional rent payment -preliminary-         EURO 9,078.61

Rent shall be due on the 25th day of the current month for each calendar month. If the term of lease begins within a calendar month, then rent must be paid proportionally for that month.

The conventional interest rate shall correspond to the stipulated interest rate. The stipulated guarantee period corresponds to the period pursuant to the real estate lease of August 29, 2001. The existing arrangement shall apply when calculating the interest rate on the adjustment dates.

The rents listed in Appendix 1 to the real estate lease of August 29, 2001 shall continue in effect as agreed.

The preliminary total rent payment to be paid as of October 1, 2002 is therefore EURO83,472.41 per month.

-ADDITIONAL ADMINISTRATIVE COSTS              EURO 750.00

Administrative costs shall be billed on a monthly basis. They shall be charged beginning with the signing of the lease, and shall be due on the 25th day of the current month for each calendar month. The administrative costs shall increase each year by 1.5% of the previous year's amount. The first increase shall take place on January 1, 2003.

The administrative costs pursuant to Section 1 Item 4.3 of the real estate lease of August 29, 2001 shall continue in effect as agreed.

                                 Supplemental Agreement-2 Real Estate Lease-1909

Page 3 of Supplemental Agreement No. 2 to the Real Estate Lease of August 29,
2001

The real estate lease of August 29, 2001 plus appendices, attached as a copy, is a material component of this supplemental agreement.

With this supplemental agreement, the real estate lease of August 29, 2001 shall be amended only to the extent reflected by this supplemental agreement.

No further amendments or supplements are agreed.

The contracting parties expressly declare that in all other respects, the real estate lease of August 29, 2001 shall remain valid without modification. Reference is made to this agreement.

Mannheim, SEPTEMBER 24, 2002                Hannover, SEPTEMBER 23, 2002

[Signature]                                 [Signature]
Landlord                                    Tenant

                                 Supplemental Agreement-2 Real Estate Lease-1909

Page 2 of Master Lease Agreement

                                    Section 1
                                 SUBJECT MATTER

1. Lessor leases to Lessee the movable property and operating equipment described in the respective lease certificate, referred to in the following as "leased items" pursuant to the provisions of this master agreement and individual lease certificates.

2. The individual lease certificates are a material component of the master agreement. If special arrangements are made in individual lease certificates, then these special arrangements have priority over the provisions of the master agreement.

                                    Section 2
                           DELIVERY, SETUP, ACCEPTANCE

1. Lessee shall select the leased item and the manufacturer or vendor without participation by Lessor. Lessor therefore assumes no liability for proper and timely delivery.

2. If the purchase agreement between the manufacturer or vendor and the Lessor is not brought about, then the affected lease certificate shall be considered as not signed from the outset.

3. Lessee shall accept the leased item for Lessor, shall verify its operational readiness and certify its proper and functional condition in writing in the delivery confirmation, and shall set up or install the leased item at the location specified in the lease certificate. The existence of the signed confirmation of acceptance is a prerequisite for Lessor's payment of the purchase price. The prerequisites for payment of the purchase price specified in the purchase agreement apply to leased items already located in the ground-floor and upper-floor storage area with office and communal areas.


                                    Section 3
                                  TERM OF LEASE

1. The term of lease for each leased item shall be specified in the individual lease certificates.

        The term of lease for each leased item begins with the transfer of possession, after delivery and installation of the leased item, or pursuant to Lease Certificate No. 1 for leased items already located in the ground-floor and upper-floor storage area with office and communal areas.

        The transfer of possession will be documented in a protocol. The lease certificate is the transfer protocol for leased items already located in the ground-floor and upper-floor storage area with office and communal areas.

                                                                      [initials]

Page 3 of Master Lease Agreement

                                    Section 4
                     LEASE PAYMENTS AND ADMINISTRATIVE COSTS

1. The lease payments for each leased item shall be calculated as invariable payments made at the end of each month in accordance with the annuity formula used in financial economics and based upon the procurement costs, costs of manufacture, calculated residual value, term of lease, financing interest rate, and all other costs of the leased item resulting from the respective lease certificate, particularly costs for assembly and commissioning, and all costs of interim financing until the beginning of the term of lease.

        If the components of the calculation change due to circumstances over which Lessor has no control, then the lease payments shall be changed accordingly.

        The administrative costs of 0.65% per year of the net procurement costs specified in the respective signed lease certificates shall be billed monthly. These costs shall be charged after the signing of each lease certificate, and shall be due on the 25th day of the current month for each calendar month. The administrative costs shall increase annually by 1.63% of the previous year's amount. The first increase shall take place on January 1 of the second year following the signing of the lease.

        The contract data specified in the lease certificates (procurement costs, delivery notice, beginning of payment, and lease payments) are preliminary. The final figures will be taken from the lease account statement for the individual lease certificates after each of the purchase agreements is signed.

2. Lessee must pay the current statutory sales tax on the lease payments and the administrative costs.

3. Lease payments shall be due on the 25th day of the current month for each calendar month. If the term of lease begins within a calendar month, then the lease payments and administrative costs must be paid proportionally for that month.

4. Lessee hereby authorizes Lessor to collect all amounts to be paid in conjunction with this master agreement and individual lease certificates by means of direct debit from account No. 1009000 at COMMERZBANK AALEN, bank routing No. 614 400 86.

                                    Section 5
                               MAINTENANCE, REPAIR

1. Lessee shall exercise due care in his use of the leased item, and shall maintain the item at his own expense in a constantly functional condition suitable for use in accordance with the lease. He shall perform all maintenance, upkeep, and necessary repairs.

                                                                      [initials]

Page 4 of Master Lease Agreement

        In the event of imminent danger, Lessor may have the necessary aforementioned work or repairs performed immediately at the expense of Lessee. Replacement parts shall become the property of Lessor.

4.[sic] If Lessee fails to fulfill his obligations despite written demand from Lessor with an appropriate grace period, then Lessor shall have the right to fulfill these obligations. Lessee must reimburse Lessor for the costs incurred thereby in the next following lease payment.

                                    Section 6
                                OWNERSHIP, USAGE

1. Lessee may undertake changes and install fixtures and fittings if this does not impair the functioning and value of the respective leased item for Lessor. Fixtures and fittings shall become the property of Lessor. Lessee shall have no right to claims for compensation.

2. Lessee must keep the leased item free from all rights of third parties. Lessee must inform Lessor immediately in writing regarding enforcement measures and claims asserted by third parties. Lessee must indemnify Lessor against all claims by third parties, and must bear all costs incurred by Lessor, so long as the Lessor is not responsible for the occurrence of the claims.

3. If the leased item is associated with a piece of land, a building, or a facility, then this shall occur only for a temporary purpose (Sections 95, 97 of the German Civil Code). If Lessee is not himself the owner of the land, building, or facility, then he must declare to the owner that the association is being made only for a temporary purpose; this declaration is hereby made to Lessor.

4. Lessee shall not have the right of disposal over the leased item. Lessor's written consent shall be required for a change in location or a transfer of use to third parties. This does not apply to changes of location within the ground-floor and upper-floor storage area with office and communal areas at Veit-Hirschmann-Strasse 8, 73479 Ellwangen. Lessee hereby assigns to Lessor any and all claims against third parties for disposal and surrender of possession. Lessor accepts the assignment.

                                    Section 7
                               INSURANCE COVERAGE

1. If the leased items are not already insured against all insurable risks within the scope of the insurance policies signed between Lessee and Lessor in Section 11 of the real estate leases, then Lessor shall purchase an all-risk insurance policy at floating reinstatement value to provide insurance coverage for risks typical in the industry, in particular the risks of destruction, loss, or damage. Clearing and demolition costs are included in the insurance. An insurance policy to cover damages from low power shall be purchased for data processing systems. An existing employers' liability insurance policy, as well as business interruption insurance, shall be expanded to cover the respective movable property/equipment.

                                                                      [initials]

Page 5 of Master Lease Agreement

2. Lessee shall immediately report to the insurance company and to Lessor any damage that occurs to the movable property/equipment, and shall address the damage in consultation with Lessor.

3. Compensatory payments received by Lessor from the insurance policy shall be credited to Lessee's payment obligations, or the payment shall be provided to Lessee to restore the individual leased item.

4. Lessee shall be responsible for paying the premiums on the insurance policies purchased pursuant to Item 1.

                                    Section 8
                                  RISK OF LOSS

1. Lessee shall bear the risk of destruction, loss, theft, damage, and premature wear of the leased item, unless Lessor is responsible for the occurrence of the aforementioned events. Such coincidental events or events for which Lessee is responsible do not release Lessee from his obligations under the master agreement as well as the lease certificates, in particular the obligation to pay the leasing payments.

2. Should one of the events specified in Section 8 Item 1 occur, then Lessee shall inform Lessor immediately of such an occurrence. Lessee must either repair the leased item at his own expense or replace it with an item of equal value. Compensatory payments made by third parties shall be used for repair or the purchase of a replacement. The parties hereby agree that Lessor is the owner of the replacement item and is leasing it to Lessee within the scope of the respective individual lease certificate. Lessee shall then own the original leased item.

3. Lessee can instead demand that ownership of the leased item be transferred to him gradually against payment of the outstanding lease payments and if necessary an agreed residual value (remaining amortization). In this case, Lessor shall undertake a discount based upon the most recently calculated interest rate agreed between Lessee and Lessor.

4. Lessor may grant Lessee an appropriate period of at least four weeks to exercise his option. If Lessee fails to exercise his option within this period, then the option shall be transferred to Lessor.

5. If Lessor is responsible for the full or partial destruction of the leased item, or its loss, theft, damage, or premature wear (willful misconduct and negligence, Section 276 of the German Civil Code), then he must repair or replace the leased item with an item of equal value at his own expense. The parties hereby agree that Lessor is the owner of the replacement item, and is leasing it to Lessee within the scope of the respective individual lease certificate.

                                                                      [initials]

Page 6 of Master Lease Agreement

        Compensatory payments made by third parties shall be used for repair of the leased item or the purchase of a replacement.

        In all cases of this Item 5, Lessee shall have the right to reduce lease payments or to refuse to make such payments.

                                    Section 9
                                    WARRANTY

1. Lessee shall not be entitled to any warranty claims against Lessor. In particular, Lessor shall not be liable for the type of design, construction, or usefulness of the leased item.

2. Any defects or shortcomings in the leased item shall also not affect Lessee's duty to pay the lease payments in full upon the respective due dates.

3. In return, Lessor hereby assigns to Lessee all warranty claims and claims for damages against the respective vendors, with the exception of the claim for return of the purchase price after withdrawal, cancellation, and abatement. Lessee accepts this assignment.

4. Lessee is entitled and obligated to assert his warranty claims against the respective manufacturer or vendor in his own name. Lessee shall promptly file complaints with respect to defects, and shall notify Lessor immediately of such actions.

5. Lessee shall bear the costs of legal action for warranty claims against the manufacturer or vendor.

6. If Lessee exercises his right of cancellation or if he withdraws from the agreement, then the lease certificates shall end upon the effective date of the cancellation or withdrawal. Lessee must pay the lease payments in full to Lessor until the petition for cancellation or abatement becomes a pending case. From this point in time until a decision by the courts regarding Lessee's petition, Lessee shall pay the lease payments, which shall bear interest at the normal bank rate, to an account at the Landesbank Baden-Wurttemberg. This account shall be in the name of both parties, and may be accessed only jointly. If Lessee is successful with his petition and successfully asserts the disputed claims, then he shall receive reimbursement of the payments in the account either fully (cancellation) or partially (abatement), plus interest, and shall also receive reimbursement of lease payments made to Lessor from the date that cancellation was declared until the petition became a pending case. Lessee must formulate his petition so that the vendor reimburses Lessor directly for the purchase price.

7. Because Lessee has sought out the manufacturer and/or vendor without the participation of Lessor, he guarantees to Lessor that a purchase price reimbursed by the manufacturer and/or vendor shall in fact be paid to Lessor (liability for credit risk of manufacturer and/or vendor).

                                                                      [initials]

Page 7 of Master Lease Agreement

                                   Section 10
                       PAYMENT MODALITIES - ARREARS, COSTS

1. If Lessee is in arrears with payments, then beginning on the due date he must pay interest on arrears in the amount of 5% above the currently applicable discount rate (= base interest rate pursuant to Section 1 Paragraph 1 of the Transitional Law on Discount Rates), unless Lessor can provide evidence for a higher amount or Lessee can provide evidence for a lower amount.

2. If Lessee is in arrears with payments from a lease certificate in an amount equal to a monthly payment, then following the unproductive setting of a two-week grace period for payment of the monthly lease payment, he must provide a security deposit in the amount of two monthly payments upon demand by Lessor, in order to secure Lessor's claims for this lease certificate. Lessor shall pay interest on the security deposit.

3. Lessee shall assume all costs incurred in conjunction with the purchase, delivery, assembly, ownership, use, interim financing, and any foreign currency financing of the leased items.

                                   Section 11
                                   TERMINATION

1. The lease certificates are entered into for the time period specified on each certificate. Ordinary termination is precluded. The right to extraordinary termination remains unaffected. Termination must be made in writing.

2. Each contracting party shall have the right to extraordinary termination of the respective lease certificate in particular if

        a) the purchase, setup, or preparation for use of the leased item is impossible, not initiated, excessively delayed, or permanently abandoned, so long as the terminating party is not responsible for this circumstance,

        b) the other party is in arrears with its payment obligations from a lease certificate in the amount of at least two full monthly payments or a significant portion thereof for a period longer than one month.

        Each contracting party shall have the right to extraordinary termination of the master lease agreement in particular if

        c) the other party acts in material breach of provisions of this master agreement despite warning, or fails to immediately eliminate the consequences of material breaches of contract despite warning,

                                                                      [initials]

Page 8 of Master Lease Agreement

        d) the other party fails to supply agreed collateral in full despite warning, or the other party as the provider of security violates special duties to which it is subject under separate security agreements despite warning,

        e)   the real estate lease between Lessee and Lessor is terminated.

        If co-obligors or security providers exist, then the aforementioned provisions shall also apply if the prerequisites for extraordinary termination exist in the person of only one co-obligor or security provider.

        The termination shall not become legally effective if the other party fulfills its obligations and pays any outstanding amounts within a period of four weeks after receipt of the notice of termination.

3. If one or more lease certificates are terminated, or if the master lease agreement is terminated, then Lessor may demand that Lessee immediately pay the following amounts:

        a) The cash value of all payments due on the affected lease certificate(s) until the end of the respective term of lease, plus

        b) the cash value of the calculated residual value of the affected lease certificate(s) to the end of the term of lease, following deduction of the amortization from the final procurement/manufacturing costs allocated in the annual lease payments.

        c) If Lessor is responsible for the grounds for termination, or if a case arises as described in Section 8 Item 1 Sentence 1, then Lessor may demand that Lessee also pay the amount of a prematurity compensation charge incurred by Landlord for the premature return of financing funds.

        Deduction of unaccrued interest shall be based upon the financing conditions applicable for Lessor at the end of the lease.

4. Compensatory amounts to be paid in accordance with Item 3 shall be reduced by the amount of the earnings from sale of the leased item minus the selling costs, as well as other payments from third parties to Lessor, particularly insurance payments.

                                   Section 12
             ARRANGEMENTS FOLLOWING EXPIRATION OF THE TERM OF LEASE

        Lessor may demand that Lessee cover all costs for purchasing the leased item at its residual value, excluding all warranty claims against Lessor, upon expiration of the term of lease pursuant to the respective lease certificate.

                                                                      [initials]

Page 9 of Master Lease Agreement

        The residual value is specified in the respective lease certificate. It is at least 10% of the final total investment costs.

        The purchase price shall be due upon presentation of invoice by Lessor at the termination of the respective lease certificate. Lessee must also pay any applicable sales tax.

        Lessee shall be responsible for paying any costs and/or taxes resulting from the change in ownership.

        Lessor shall retain ownership of the leased item until Lessee has fulfilled all payment obligations from the lease certificate in question.

                                   Section 13
                                   SUBLETTING

        The leased item may be subleased only with Lessor's consent, which may be denied only for good cause. Lessor may demand that he be given copies of the sublease agreements. Lessee hereby assigns to Lessor by way of security his current and future claims from the sublease agreements. Lessor hereby accepts this assignment.

        Upon demand by Lessor, Lessee shall require the subtenant to purchase insurance protection in accordance with Section 7 and provide evidence of such insurance.

                                   Section 14
                                     RETURN

1. If Lessee must return the leased item, then he shall bear the costs and risks of removal, return, and restoration in a suitable form to a domestic address to be specified by Lessor.

2. If Lessor finds defects in the leased item that exceed the wear incurred through careful use in accordance with the lease, then he may demand elimination of the defects by Lessee within an appropriate period, and following an unproductive expiration of this period, he may eliminate the defects himself at Lessee's expense.

        This right shall expire if Lessor has not complained of the defects in writing within four weeks after the return of the leased item.

3. If Lessee does not return the leased item, even though he is obligated to do so, then he must pay as compensation for use the lease payment stipulated in the lease certificate for each month or portion of a month that the item is not returned.

4. Lessor expressly reserves the right to assert further claims for damages.

                                                                      [initials]

Page 2 of Master Lease Agreement

                                   Section 15
                         OFFSET, WITHHOLDING, ASSIGNMENT

1. The parties mutually waive any right of withholding or right of offset, unless the claims in question have been legally established or acknowledged.

2.      Lessee may not assign his rights and claims.

3. Lessor may transfer his rights and claims to third parties, particularly for refinancing purposes.

                                Section 17 [sic]
                               GENERAL PROVISIONS

1. This master agreement contains all agreements made by the parties in full. No other agreements have been made.

2. Changes to this master agreement must be made in writing. This also applies to a change of this provision.

3. Should a provision of this master agreement be ineffective or not carried out, then the effectiveness of the remaining provisions shall not be affected thereby.

4. In such a case, the parties shall agree upon an arrangement that best corresponds to the sense and purpose of this master agreement.

5. The venue and place of performance is Mannheim, to the extent that this is permissible under law and not otherwise regulated under this master agreement.


        Ellwangen, August 29, 2001            Ellwangen, August 29, 2001

        Paula Grundstucksverwaltungs-         VARTA Geratebatterie GmbH
        gesellschaft mbH & Co.
        Vermietungs-KG

        [SIGNATURE]                           [SIGNATURE]
        -----------                           ----------
        Lessor                                Lessee

LEASE CERTIFICATE NO. 1


to the MASTER LEASE AGREEMENT (MOVABLE PROPERTY LEASE) of August 29, 2001

between   VARTA GERATEBATTERIE GmbH
          DAIMLERSTRASSE 1

          73479 ELLWANGEN

                             (hereinafter "Lessee")

and PAULA GRUNDSTUCKSVERWALTUNGSGESELLSCHAFT mbH & CO. VERMIETUNGS-KG
          AUGUSTAANLAGE 33

          68185 [sic] MANNHEIM

                             (hereinafter "Lessor")


1. INFORMATION ON LEASED ITEM

Leased item:        Shelf units

Location:           Storage area on ground and upper floor, with office and
                    communal areas,  Veit-Hirschmann-Str. 8,
                    73479 Ellwangen

Vendor/Seller:      Mr. Helmut Rommel, Hohenbergweg 11,
                    74424 Buhlertann

2. DATES (PROJECTED)

Delivery date/Beginning of depreciation:             September 1, 2001

Beginning of use/Beginning of term of lease:         September 1, 2001

Normal useful life                                   84 months
(established by Lessee following thorough review)

Term of lease                                        72 months

Page 2 of Lease Certificate No. 1

3. LEASE PAYMENT (PRELIMINARY)

Net costs of acquisition (TIC)                                    EURO   444,457.85

Net lease payment per month                                       EURO     6,813.23  1.53% of TIC
(based upon a calculated interest rate of 522% per year)

16% value added tax                                               EURO     1,090.12
                                                                  -----------------

Lease payment including value added tax                           EURO     7,903.35

4.  CALCULATED RESIDUAL VALUE                                     EURO    44,445.79  10% of TIC
     AT END OF TERM OF LEASE

5.  MISCELLANEOUS PROVISIONS:

The provisions of the master lease agreement shall apply in all other respects.


Ellwangen, August 29, 2001                   Ellwangen, August 29, 2001


[Signature]                                  [Signature]
-----------                                  -----------
Lessor                                       Lessee